UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):       January 31, 2007

Marsh & McLennan Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1166 Avenue of the Americas, New York, NY	10036

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 345-5000

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On January 31, 2007, Marsh & McLennan Companies, Inc. (“MMC”) and Great-West Lifeco Inc. (“GWL”), a majority-owned subsidiary of Power Financial Corporation, entered into a definitive Stock Purchase Agreement pursuant to which GWL will purchase MMC’s subsidiary Putnam Investments Trust (“Putnam”) for $3.9 billion in cash, subject to possible adjustment as described below. MMC owns approximately 89 percent of Putnam, with the remainder held by Putnam employees.

The transaction has been approved by the respective boards of directors of MMC and GWL, and is expected to close in the middle of 2007. Closing is subject to regulatory approval, required mutual fund and other client consents, and other customary conditions.

As described more fully in Article 2 of the Stock Purchase Agreement, the $3.9 billion purchase price is subject to possible adjustment based on (i) changes in Putnam’s adjusted stockholders’ equity between September 30, 2006 and closing and (ii) any decline below an agreed threshold in Putnam’s adjusted asset management revenue between December 31, 2006 and closing.

MMC and GWL each have made customary representations, warranties and covenants in the Stock Purchase Agreement. These include, among others, a covenant by MMC to conduct Putnam’s business in the ordinary course until closing; covenants by the parties to enter into certain ancillary agreements as of closing; MMC’s agreement to adhere to certain non-competition obligations following closing; and customary indemnification obligations. In addition, as described more fully in Article 11 of the Stock Purchase Agreement, MMC has agreed to indemnify GWL with respect to certain litigation and regulatory matters involving Putnam.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Stock Purchase Agreement contains representations and warranties that MMC has made as of the date of the agreement. These representations and warranties are made solely to and for the benefit of GWL. They may have the purpose of confirming certain due diligence matters between the parties, and may represent an allocation of risk between the parties in the context of a negotiated transaction. In addition, the representations and warranties may be qualified by information set forth in confidential disclosure schedules that the parties have exchanged in connection with their execution of the Stock Purchase Agreement. Accordingly, investors should not rely on the representations and warranties contained in the Stock Purchase Agreement as characterizations of the actual state of facts as of the date of the Stock Purchase Agreement or any subsequent time.

Item 8.01      Other Events

On February 1, 2007, MMC issued a press release announcing its entry into the Stock Purchase Agreement referred to in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1	Stock Purchase Agreement, dated as of January 31, 2007, by and between Marsh & McLennan Companies, Inc. and Great-West Lifeco Inc.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on February 1, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

	Name:	Luciana Fato
	Title:	Deputy General Counsel-Corporate & Corporate Secretary

Date: February 1, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement, dated as of January 31, 2007, by and between Marsh & McLennan Companies, Inc. and Great-West Lifeco Inc.

99.1	Press release issued by Marsh & McLennan Companies, Inc. on February 1, 2007